Exhibit (e)(7) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

Exhibit C

to the

Distributor’s Contract

FEDERATED MDT STOCK TRUST

Class R6 Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated January 29, 2010, between Federated MDT Stock Trust and Federated Securities Corp. (“FSC”) with respect to the Class R6 Shares of Federated MDT Stock Trust set forth above.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated January 29, 2010 between Federated MDT Stock Trust and FSC, executes and delivers this Exhibit with respect to the Class R6 Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of June, 2016.

FEDERATED MDT STOCK TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President

Exhibit D

to the

Distributor’s Contract

FEDERATED MDT LARGE CAP VALUE FUND

Class T Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated January 29, 2010, between Federated MDT Large Cap Value Fund (the “Trust”) and Federated Securities Corp. (“FSC”) with respect to the Class T Shares of the Trust set forth above.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated January 29, 2010 between the Trust and FSC, the Trust executes and delivers this Exhibit with respect to the Class T Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of March, 2017.

FEDERATED MDT LARGE CAP VALUE FUND

By: ______________________

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: ________________________

Name: Paul A. Uhlman

Title: President